UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2022

IDW Media Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34355	26-4831346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-438-3385

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	IDW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 18, 2022, the Board of Directors (the “Board”) of IDW Media Holdings, Inc. (the “Company”) resolved to remove Ezra Y. Rosensaft from his position as the Chief Executive Officer of the Company, effective August 29, 2022.

(c) On August 18, 2022, the Board elected Allan Grafman as the Chief Executive Officer of the Company, effective August 29, 2022 (the “Effective Date”). Mr. Grafman will retain his position as a director of the Company, but will no longer serve as an independent director and accordingly will resign as a member of the Compensation Committee and as Chair of the Audit Committee as of the Effective Date.

There is no arrangement or understanding between Mr. Grafman and any other person, pursuant to which Mr. Grafman is to be selected as an officer of the Company that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no family relationship between Mr. Grafman and any other person that would require disclosure under Item 401(d) of Regulation S-K. Except as described herein, Mr. Grafman is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Grafman, age 69, has been an independent director of the Company since May 2019, during which time he served as a member of the Compensation Committee and as Chair of the Audit Committee. Mr. Grafman has served since 1996 as founder and Chief Executive Officer of All Media Ventures, a media consulting firm helping clients identify market opportunities, grow revenue streams, and develop and license new products. Mr. Grafman is also Managing Director of Business Development at Oberon Securities, LLC, an investment bank. Mr. Grafman currently serves on the board of HappyNest REIT, Inc., a real estate investment trust, and as an advisor on the advisory board of Radivision, a digital streaming and community platform.

Mr. Grafman’s previously served as President of Archie Comics Entertainment (2003-2005), and has held senior management positions at Hallmark Entertainment, private equity fund Mercury Capital, the Tribune Company, and Disney/ABC/CCB. Mr. Grafman earned his B.A. in Russian Language and Literature from Indiana University (Phi Beta Kappa), and both his Masters in International Affairs (Fellow) and MBA in Finance (Beta Gamma Sigma) from Columbia University.

In connection with Mr. Grafman’s election as Chief Executive Officer, the Company entered into an Employment Agreement, dated August 21, 2022, with Mr. Grafman that provides, among other things, the following: (i) an annual salary of $410,000 per year, (ii) an annual bonus of $50,000, in addition to being eligible to receive an annual discretionary bonus, (iii) pursuant to the IDW Media Holdings, Inc. 2019 Stock Option and Incentive Plan, as amended and restated, a grant of Incentive Stock Options (“Options”) to purchase 67,671 shares of the Company’s Class B Common Stock (which represents one-half of one percent (0.5%) of the issued and outstanding stock of the Company with the exercise price of all Options being the closing price of the Class B Common Stock on the trading day immediately prior to grant. The Options shall vest (i) with respect to one-fourth (1/4) of the underlying shares on the six-month anniversary of the Effective Date and (ii) in equal tranches (in each case, rounded to a whole number of shares) of the underlying shares on each quarterly anniversary of the six-month anniversary, and all unvested Options shall vest on the day immediately preceding the second anniversary of the Effective Date.

Mr. Grafman’s Employment Agreement also provides that effective August 29, 2022, Mr. Grafman will not engage in any new consulting activities on behalf of All Media Ventures, or any engagements on behalf of Oberon Securities, unless approved by the Company.

A copy of Mr. Grafman’s Employment Agreement is filed herewith as Exhibit 10.1 and is hereby incorporated herein by reference.

A copy of the August 24, 2022, press release relating to the above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
10.1	Employment Agreement, dated August 21, 2022, between the Company and Allan Grafman.

99.1	Press release, dated August 24, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDW MEDIA HOLDINGS, INC.

By:	/s/ Brooke T. Feinstein
Name:	Brooke T. Feinstein
Title:	Chief Financial Officer

Dated: August 24, 2022

EXHIBIT INDEX

Exhibit No.	Document
10.1	Employment Agreement, dated August 21, 2022, between the Company and Allan Grafman.

99.1	Press Release, dated August 24, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3